UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):                February 12, 2016

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(IRS Employer Identification No.)

4500 Mt. Pleasant St. NW, North Canton, Ohio 44720-5450

(Address of Principal Executive Offices)            (Zip Code)

(234) 262-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 12, 2016, the Board of Directors of The Timken Company (the “Company”) unanimously approved, subject to shareholder approval, an amendment to the Company’s Amended Regulations (the “Regulations”) to implement “proxy access.” This amendment to the Regulations will be submitted to our shareholders for approval at the Company’s 2016 Annual Meeting of Shareholders and will include the following provisions:

•	Ownership threshold/duration – 3% for 3 years;
•	Cap on number of nominees – greater of 20% or 2 directors;
•	Shareholder group size limit – 20;
•	Nomination deadline – from 150 to 120 days prior to the anniversary of the mailing of the prior year’s proxy statement;
•	Loaned shares explicitly count as owned if recalled as of nomination and held through the annual meeting;
•	Shares not required to be held after annual meeting;
•	Third party compensation arrangements permitted if disclosed;
•	Proxy access not available if another nomination made under advance notice provision; and
•	No minimum level of shareholder support required in order for candidate to be nominated again the next year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart
William R. Burkhart
Executive Vice President, General Counsel and Secretary

Date: February 12, 2016